CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated May 19, 2010, relating to the financial statements and financial highlights which appear in the March 31, 2010 Annual Reports to Shareholders of Old Mutual Analytic U.S. Long/Short Fund, Old Mutual Barrow Hanley Value Fund, Old Mutual Focused Fund, Old Mutual Heitman REIT Fund, Old Mutual Large Cap Growth Fund, Old Mutual Copper Rock International Small Cap Fund (formerly known as Old Mutual Strategic Small Company Fund), Old Mutual TS&W Mid-Cap Value Fund, Old Mutual TS&W Small Cap Value Fund, Old Mutual Barrow Hanley Core Bond Fund, Old Mutual Cash Reserves Fund, Old Mutual Dwight High Yield Fund, Old Mutual Dwight Intermediate Fixed Income Fund, Old Mutual Dwight Short Term Fixed Income Fund  (thirteen of the fund constituting Old Mutual Funds II) which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

May 19, 2011